Exhibit (c)(5)

Discussion Materials

*Preliminary Draft – Confidential*

## Summary of Proposals

***($ in millions, except per share/unit prices)***

| | NTI/WNR - 20-Day VWAP (10/23/15) | | | NTI 20-Day VWAP (10/23/15) / WNR (12/16/15) | | | NTI (10/23/15) / WNR (12/16/15) | | |
|---|---|---|---|---|---|---|---|---|---|
| | Original Proposal | Counter Proposal I | Counter Proposal II | Original Proposal | Counter Proposal I | Counter Proposal II | Original Proposal | Counter Proposal I | Counter Proposal II |
| WNR Price | $44.68 | $44.68 | $44.68 | $37.88 | $37.88 | $37.88 | $37.88 | $37.88 | $37.88 |
| Exchange Ratio | 0.2266x | 0.2750x | 0.2986x | 0.2266x | 0.2750x | 0.2986x | 0.2266x | 0.2750x | 0.2986x |
| **WNR Equity Consideration** | **$10.12** | **$12.29** | **$13.34** | **$8.58** | **$10.42** | **$11.31** | **$8.58** | **$10.42** | **$11.31** |
| Plus: Cash | 17.50 | 17.50 | 15.00 | 17.50 | 17.50 | 15.00 | 17.50 | 17.50 | 15.00 |
| **Total Consideration** | **$27.62** | **$29.79** | **$28.34** | **$26.08** | **$27.92** | **$26.31** | **$26.08** | **$27.92** | **$26.31** |
| ***% Premium to Relevant NTI Price*** | ***15.0%*** | ***24.0%*** | ***18.0%*** | ***8.6%*** | ***16.2%*** | ***9.5%*** | ***7.7%*** | ***15.2%*** | ***8.6%*** |
| Units Outstanding | 93.7 | 93.7 | 93.7 | 93.7 | 93.7 | 93.7 | 93.7 | 93.7 | 93.7 |
| Total Equity Value | $2,588.1 | $2,790.7 | $2,655.3 | $2,443.7 | $2,615.5 | $2,465.0 | $2,443.7 | $2,615.5 | $2,465.0 |
| Plus: Projected Debt as of January 1, 2016 | 356.0 | 356.0 | 356.0 | 356.0 | 356.0 | 356.0 | 356.0 | 356.0 | 356.0 |
| Less: Projected Cash as of January 1, 2016 | (100.0) | (100.0) | (100.0) | (100.0) | (100.0) | (100.0) | (100.0) | (100.0) | (100.0) |
| **Implied Enterprise Value** | **$2,844.1** | **$3,046.7** | **$2,911.3** | **$2,699.7** | **$2,871.5** | **$2,721.0** | **$2,699.7** | **$2,871.5** | **$2,721.0** |
| ***Share Value of Public NTI*** | | | | | | | | | |
| Units Outstanding | 57.2 | 57.2 | 57.2 | 57.2 | 57.2 | 57.2 | 57.2 | 57.2 | 57.2 |
| Value | $1,580.4 | $1,704.1 | $1,621.4 | $1,492.3 | $1,597.2 | $1,505.3 | $1,492.3 | $1,597.2 | $1,505.3 |
| | | $123.7 | | | $104.9 | | | $104.9 | |
| | | $41.0 | | | $13.0 | | | $13.0 | |

| Share/Unit Price Data | |
|---|---|
| NTI (12/16/15) | $24.10 |
| WNR (12/16/15) | $37.88 |
| NTI (10/23/15) | $24.23 |
| WNR (10/23/15) | $42.26 |
| NTI 20-Day VWAP (10/23/15) | $24.02 |
| WNR 20-Day VWAP (10/23/15) | $44.68 |

EVERCORE

1

NORTHERN TIER

Discussion Materials Preliminary Draft – Confidential

Price Performance Since October 23, 2015 Unaffected Values

NTI and WNR Price Performance

$50.00 20.0%

October 26, 2015:

WNR delivers proposal with respect to Proposed Transaction $45.00

15.0% $42.26

$40.00 $37.88 10.0%% m Premiu $35.00 t o Price 9.2%

8.2% NTI

5.0% Price $30.00

$27.62 $26.31 $27.08

0.0% $25.00 $26.08

$24.23 $24.10

$20.00 (5.0%) 10/23/2015 11/2/2015 11/13/2015 11/24/2015 12/5/2015 12/16/2015

NTI WNR

Original Transaction Value/Unit Revised Transaction Value/Unit

Original Transaction Value/Unit Premium to NTI Revised Transaction Value/Unit Premium to NTI

2

Discussion Materials *Preliminary Draft – Confidential*

# Case Study: NGL Energy Partners LP Offer to Acquire TransMontaigne Partners L.P.

## Overview of the Proposed Transaction

- **A** On July 2, 2014, NGL Energy Partners LP ("NGL") announced that it had completed its acquisition from Morgan Stanley affiliates of (i) TransMontaigne Inc., the owner of TransMontaigne GP L.L.C., the general partner of TransMontaigne Partners L.P. ("TLP"), (ii) the TLP limited partnership interests held by TransMontaigne Inc., (iii) the TLP limited partnership interests held by affiliates of Morgan Stanley and (iv) certain entities associated with the TransMontaigne business as well as the related inventory and pipeline and other contract rights
- **B** On July 14, 2014, TLP confirmed receipt of a proposal received on July 10, 2014 from NGL addressed to the Conflicts Committee of the Board of Directors of TransMontaigne GP L.L.C. (the "Conflicts Committee") to acquire all of TLP's outstanding publicly held units (the "Proposed Transaction") in a unit-for-unit exchange (represented a 0.5% discount to TLP's unaffected price)
- **C** On August 15, 2014, NGL and TLP jointly announced that the Conflicts Committee and NGL terminated discussions regarding the Proposed Transaction as they were unable to reach an agreement

## NGL and TLP Trading Performance



$47.50
$45.00
$42.50
$40.00
$37.50
6/30/2014
7/18/2014
8/5/2014
8/24/2014
9/11/2014
9/30/2014
NGL
TLP
B July 14, 2014: TLP confirms receipt of NGL's proposal to acquire all of TLP's outstanding publicly held units
C August 15, 2014: TLP and NGL jointly announce that discussions regarding the Proposed Transaction have been terminated
A July 2, 2014: NGL closes acquisition of TLP GP and non-public interests in TLP

| Since Announcement of Termination | NGL | TLP |
|---|---|---|
| 1-Day Trading | (1.6%) | (0.3%) |
| 5-Day Trading | 1.2% | 4.0% |
| 10-Day Trading | 0.3% | 2.8% |

Source: Company filings and press releases

EVERCORE 3 NORTHERN TIER